FIRST INVESTORS INCOME FUNDS

                                     BY-LAWS

                                 August 15, 2005














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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I PRINCIPAL OFFICE AND SEAL..........................................1

         Section 1.    Principal Office......................................1

         Section 2.    Delaware Office.......................................1

         Section 3.    Seal..................................................1

ARTICLE II TRUSTEES..........................................................1

         Section 1.    Powers................................................1

         Section 2.    Compensation of Trustees..............................1

         Section 3.    Retirement; Term......................................1

         Section 4.    Place of Meetings and Meetings by Telephone...........2

         Section 5.    Regular Meetings......................................2

         Section 6.    Special Meetings......................................2

         Section 7.    Quorum; Action by Trustees............................2

         Section 8.    Notice................................................2

         Section 9.    Adjournment...........................................2

         Section 10.   Action Without a Meeting..............................2

ARTICLE III COMMITTEES.......................................................3

         Section 1.    Establishment.........................................3

         Section 2.    Proceedings; Quorum; Action...........................3

         Section 3.    Audit Committee.......................................3

         Section 4.    Nominating and Compensation Committee.................3

ARTICLE IV BOARD CHAIR AND TRUST OFFICERS....................................4

         Section 1.    Chairperson of the Board..............................4

         Section 2.    Trust Officers........................................4

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         Section 3.    Election, Tenure and Qualifications of Officers.......4

         Section 4.    Vacancies and Newly Created Offices...................4

         Section 5.    Removal and Resignation...............................4

         Section 6.    President.............................................4

         Section 7.    Vice President(s).....................................5

         Section 8.    Treasurer and Assistant Treasurer(s)..................5

         Section 9.    Secretary and Assistant Secretaries...................5

         Section 10.   Chief Compliance Officer..............................5

         Section 11.   Compensation of Officers..............................6

         Section 12.   Surety Bond...........................................6

ARTICLE V MEETINGS OF SHAREHOLDERS...........................................6

         Section 1.    Annual Meetings.......................................6

         Section 2.    Special Meetings......................................6

         Section 3.    Notice of Meeting.....................................6

         Section 4.    Manner of Giving Notice; Waiver of Notice.............7

         Section 5.    Adjourned Meetings....................................7

         Section 6.    Validity of Proxies...................................7

         Section 7.    Organization of Meetings..............................8

         Section 8.    Record Date...........................................8

         Section 9.    Action Without a Meeting..............................8

ARTICLE VI SHARES OF BENEFICIAL INTEREST.....................................9

         Section 1.    No Share Certificates.................................9

         Section 2.    Register..............................................9

         Section 3.    Transfer of Shares....................................9

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ARTICLE VII INSPECTION OF RECORDS AND REPORTS................................9

ARTICLE VIII AMENDMENTS......................................................9

ARTICLE IX GENERAL MATTERS...................................................9

         Section 1.    Checks, Drafts, Evidence of Indebetedness.............9

         Section 2.    Contracts and Instruments; How Executed..............10

         Section 3.    Advance Payment of Indemnifiable Expenses............10

         Section 4.    Severability.........................................10

         Section 5.    Headings.............................................10




                                      iii

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                                     BY-LAWS

                                       OF

                          FIRST INVESTORS INCOME FUNDS

      These By-laws of First Investors Income Funds (the "Trust"), a Delaware statutory trust, are subject to the Trust Instrument of the Trust dated August 15, 2005, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein and not herein defined have the same meanings as in the Trust Instrument. In the event of any inconsistency between the terms hereof and the terms of the Trust Instrument, the terms of the Trust Instrument shall control.

                                   ARTICLE I
                                   ---------
                            PRINCIPAL OFFICE AND SEAL
                            -------------------------

SECTION 1. PRINCIPAL OFFICE. The principal executive office of the Trust shall be located in the State of New York or such other location as the Trustees determine. The Trust may establish and maintain other branch of subordinate offices and places of business as the Trustees determine.

SECTION 2. DELAWARE OFFICE. The registered office of the Trust in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Trust for service of process at such location is The Corporation Trust Company.

SECTION 3. SEAL. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

                                   ARTICLE II
                                   ----------
                                    TRUSTEES
                                    --------

SECTION 1. POWERS. Subject to the applicable provisions of the 1940 Act, the Trust Instrument and these By-laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

SECTION 2. COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This
Section 2 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

SECTION 3. RETIREMENT; TERM. Trustees must retire from the Board and any Committee service by December 31 of the year in which he or she reaches the age of 80. Subject to the following conditions, each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates: (i) Trustees must retire from Board and any Committee service by December 31 of the

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year in which he or she reaches the age of 80 and (ii) in the year following the completion of a Trustee's 15th year of service, the Board shall review the Trustee's service to determine, by a majority vote, whether such Trustee may continue serving on the Board. The Board may approve such Trustee's continued service; provided, however, that such Trustee shall not continue to serve on the Board or any Committee after December 31 of the year in which the Trustee has reached the age of 80. Any Trustee whose tenure is not so extended by the Board of Trustees shall resign from the Board and any Committee.

SECTION 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

SECTION 5. REGULAR MEETINGS. Regular meetings of the Trustees shall be at such time as shall be fixed by the Trustees. Such regular meetings may be held without notice.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Trustees or any Committee for any purpose or purposes may be called at any time by the Chairperson of the Board of Trustees or any two (2) Trustees, the President, any Vice President or the Secretary.

SECTION 7. QUORUM; ACTION BY TRUSTEES. A majority of the Trustees shall constitute a quorum at any meeting. Unless otherwise specified herein or in the Trust Instrument or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a duly called meeting of Trustees at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 8. NOTICE. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic means sent to his or her home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other electronic means.

SECTION 9. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 10. ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by

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the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

                                  ARTICLE III
                                  -----------
                                  COMMITTEES
                                  ----------

SECTION 1. ESTABLISHMENT. The Trustees may designate one or more committees of the Trustees, which shall include a Nominating and Compensation Committee and an Audit Committee (together, the "Established Committees"). The Trustees shall determine the number of members of each committee and its powers and shall appoint its members. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or recused member at any meeting of such committee. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee, other than the Established Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees when required. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

SECTION 2. PROCEEDINGS; QUORUM; ACTION. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

SECTION 3. AUDIT COMMITTEE. The Audit Committee shall oversee the accounting and financial reporting processes of the Trust and each Series and the Trust's internal control over financial reporting; oversee the quality and integrity of the financial statements of the Trust and each Series and the independent audit therof; and approve the selection, retention, or termination of independent registered public accountants. The members of the Audit Committee shall be trustees who are not "interested persons" of the Trust, as defined in the 1940 Act ("Disinterested Trustees"). One member of the committee may be designated as chairperson to serve for a term to be determined by such committee, or as provided for in any charter adopted by the Audit Committee, and until a successor is elected.

SECTION 4. NOMINATING AND COMPENSATION COMMITTEE. The Nominating and Compensation Committee shall select and nominate individuals to serve as Trustees, evaluate candidates' qualifications, review the composition of the Board of Trustees and review trustee compensation. The members of the Committee shall be Disinterested Trustees. One member of the committee may be designated as chairperson to serve for a term to be determined by such committee, or as provided for in any charter adopted by the Nominating and Compensation Committee, and until a successor is elected.


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                                   ARTICLE IV
                                   ----------
                         BOARD CHAIR AND TRUST OFFICERS
                         ------------------------------

SECTION 1. CHAIRPERSON OF THE BOARD. The Board of Trustees shall be required to elect a Chairperson of the Board. Any Chairperson of the Board shall be elected from among the Trustees of the Trust and may hold such office only so long as he or she continues to be a Trustee. The Chairperson shall preside at meetings of the Board of Trustees. The Chairperson shall have such additional powers and perform such additional duties as may be assigned to him or her from time to time by the Board of Trustees. The Board may elect a Vice-chair, who shall be elected from among the Disinterested Trustees of the Trust and may hold such office only so long as he continues to be a Disinterested Trustee and who shall exercise the powers of the Chairperson in his or her absence.

SECTION 2. TRUST OFFICERS. The officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, a Secretary and a Chief Compliance Officer, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers ("Other Officers") as the Trustees may determine.

SECTION 3. ELECTION, TENURE AND QUALIFICATIONS OF OFFICERS. The Trustees shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Shareholder.

SECTION 4. VACANCIES AND NEWLY CREATED OFFICES. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

SECTION 5. REMOVAL AND RESIGNATION. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the President with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Trust. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. In the absence of the Chairperson, the President shall preside at any Shareholders' meetings. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents on the Trust's behalf. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust, except as the Board of

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Trustees may otherwise direct. The President shall have such other powers and perform such other duties as the Trustees may determine.

SECTION 7. VICE PRESIDENT(S). The Vice President(s) shall have such powers and perform such duties as the Trustees or the President may determine. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Trustees may designate a Vice President as the principal financial officer of the Trust or to serve one or more other functions. If a Vice President is designated as principal financial officer of the Trust, he or she shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Trustees also may designate one of the Vice Presidents as Executive Vice President.

SECTION 8. TREASURER AND ASSISTANT TREASURER(S). The Treasurer may be designated as the principal financial officer or as the principal accounting officer of the Trust. If designated as principal financial officer, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees may designate.

      Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

SECTION 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

      Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

SECTION 10. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust's compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws by the Trust, its investment adviser, principal underwriter, administrator and transfer agent. The election, compensation and removal of the Chief Compliance

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Officer shall be approved by the Board of Trustees, including a majority of the
Disinterested Trustees.

SECTION 11. COMPENSATION OF OFFICERS. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

SECTION 12. SURETY BOND. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

                                   ARTICLE V
                                   ---------
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

SECTION 1. ANNUAL MEETINGS. The Trust shall not be required to hold annual meetings, unless required by law.

SECTION 2. SPECIAL MEETINGS. The Secretary shall call a special meeting of Shareholders of any Series or Class whenever ordered by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the Trust Instrument or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable.

      The Secretary also shall call a special meeting of Shareholders of any Series or Class upon the written request of Shareholders owning at least ten percent (10%) of the Outstanding Shares of such Series or Class entitled to vote at such meeting; provided, that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the Outstanding Shares of such Series or Class entitled to be voted at such meeting.

      A special meeting of Shareholders of any Series or Class shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

SECTION 3. NOTICE OF MEETING. The Secretary shall call a meeting of Shareholders by giving written notice of the place, date, time and general nature of the business to be transacted at that meeting at least fifteen (15) days before the date of such meeting.

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SECTION 4.  MANNER OF GIVING NOTICE; WAIVER OF NOTICE. Notice of any meeting of
Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, telex, telecopier, electronic mail or other electronic means or by mail, postage prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or electronic submission or, where notice is given by publication, on the date of publication. Whenever any notice of any meeting of Shareholders is required to be given, a written waiver or a waiver by electronic transmission, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the meeting is held, or attendance at the meeting in person or by proxy shall be deemed equivalent to the giving of such notice to such persons.

SECTION 5. ADJOURNED MEETINGS. A Shareholders' meeting may be adjourned one or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

SECTION 6. VALIDITY OF PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy; provided, that either the Shareholder or his or her duly authorized agent or attorney-in-fact has (i) signed and dated a written instrument authorizing such proxy to act, or (ii) transmitted by electronic, telephonic, computerized, facsimile, telecommunication, telex, oral communication or other alternative to execution of a written instrument authorizing such proxy to act. Every such transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the Shareholder transmitted or authorized such transmission. Acceptable methods of authorizing a proxy to act shall be set forth in the proxy statement soliciting such proxy. Any person charged with determining whether a Shareholder transmitted or authorized the transmission of any communication authorizing a proxy to act per clause (ii) of the first sentence of this Section 6, shall specify the information upon which the determination is to be made. Notwithstanding the foregoing, if a proposal is submitted to a vote by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than eleven
(11) months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it

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before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Code entitled "Treatment of Delaware Statutory Trusts", the Trust Instrument, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 7. ORGANIZATION OF MEETINGS. The Chairperson of the Board of Trustees shall preside at each meeting of Shareholders. In the absence of the Chairperson of the Board, the meeting shall be chaired by the President, or if the President shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

      The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairperson of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

SECTION 8. RECORD DATE. The Trustees may fix in advance a date up to one-hundred and twenty (120) days before the date of any Shareholders' meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date.

SECTION 9. ACTION WITHOUT A MEETING. Shareholders may take any action without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of Shareholders'

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meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

                                   ARTICLE VI
                                   ----------
                          SHARES OF BENEFICIAL INTEREST
                          -----------------------------

SECTION 1. NO SHARE CERTIFICATES. Neither the Trust nor any Series or Class shall issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.

SECTION 2. REGISTER. A register shall be kept by the Trust under the direction of the Trustees which shall contain the names and addresses of the Shareholders and interests held by each Shareholder. Each such register shall be conclusive as to the identity of the Shareholders of the Trust and the persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trustees as shall keep the said register for entry thereon.

SECTION 3. TRANSFER OF SHARES. The Trustees shall make such rules as they consider appropriate for the transfer of shares and similar matters. To the extent certificates are issued in accordance with Section 1 of this Article VI, upon surrender to the Trust or the transfer agent of the Trust of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  ARTICLE VII
                                  -----------
                       INSPECTION OF RECORDS AND REPORTS
                       ---------------------------------

      Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

      These By-laws may be amended by the Trustees of the Trust without any Shareholder vote.

                                   ARTICLE IX
                                   ----------
                                 GENERAL MATTERS
                                 ---------------

SECTION 1. CHECKS, DRAFTS, EVIDENCE OF INDEBETEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in

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such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

SECTION 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 3. ADVANCE PAYMENT OF INDEMNIFIABLE EXPENSES. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification.

SECTION 4. SEVERABILITY. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

SECTION 5. HEADINGS. Headings are placed in these By-laws for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control



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